UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

SCHEDULE 14A

__________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☐
Filed by a party other than the Registrant	☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

BARNWELL INDUSTRIES, Inc.

_________________________________________________________________

(Exact name of registrant as specified in charter)

Ned L. Sherwood
MRMP-Managers LLC
Ned L. Sherwood Revocable Trust
Brian Henry
Heather Isidoro
Benjamin Pierson
Douglas Woodrum

_________________________________________________________________

(Name of Persons Filing Consent Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

MRMP-Managers LLC
151 Terrapin Point
Vero Beach, Florida 32963

May 2, 2025

To Our Fellow Stockholders of Barnwell Industries Inc.:

The attached Proxy Statement (this “Proxy Statement”) and the enclosed GREEN universal proxy card are being furnished by Ned L. Sherwood, MRMP-Managers LLC and Ned L. Sherwood Revocable Trust (collectively, the “Sherwood Group”), and Brian Henry, Heather Isidoro, Benjamin Pierson, Ned L. Sherwood and Douglas Woodrum (together, the “Sherwood Group Nominees,” and together with the Sherwood Group, the “Participants”). As of the date of this letter, the Sherwood Group beneficially owns together 3,006,033.138 shares of common stock (the “Common Stock”) of Barnwell Industries Inc., a Delaware corporation (“Barnwell”, “BRN” or the “Company”).1 Together, the Sherwood Group’s holdings are 29.90% of the Company’s outstanding Common Stock. Mr. Henry is the beneficial owner of 40,000 shares of Common Stock of the Company, Mr. Pierson is the beneficial owner of 10,879 shares of Common Stock of the Company and Mr. Woodrum is the beneficial owner of 127,052 shares of Common Stock of the Company. Ms. Isidoro does not own any securities of the Company.

As you may have seen from my open letters to stockholders issued on January 21, 2025, January 28, 2025, February 5, 2025, February 19, 2025 and April 3, 2025, owning stock in Barnwell has been a disappointment for many investors. Our sole objective is to put in place a Board (whether by Consent Solicitation Statement (as defined below) or at the 2025 annual meeting of shareholders referenced by the Proxy Statement) that can execute a strategy that we believe will lead to a turnaround in financial performance and the realization of Barnwell’s potential.

As you are aware, the Sherwood Group filed a definitive consent solicitation statement on March 14, 2025 (the “Consent Solicitation Statement”) soliciting consent for three proposals, the effect of which would be to remove the remaining members of the Board currently in office (and any person who may be appointed by the incumbent directors to fill any vacancy or newly created directorship prior to the effectiveness of these proposals); to elect five extremely qualified professionals, four of whom are independent of the Sherwood Group (as well as independent of the Company under the NYSE Listing Rules), to fill the five vacancies resulting from the removal of the incumbent directors; and to ensure the current Directors Kinzler, Grossman and Horowitz (i.e., the “Majority Board”) of the Board of Directors of the Company (the “Board”) do not try to game the system by retroactively amending the Company’s bylaws.

On Friday, March 14, 2025, Mr. Alex Kinzler submitted a Blue consent card for one share and consented to all three proposals thereby starting the clock on the consent solicitation process. The Sherwood Group effectively has until May 13, 2025 to obtain the requisite consents to approve the three proposals contained in the Consent Solicitation Statement and the Sherwood Group intends to see that process through given the support reached to date. Despite a desire by the Sherwood Group to see it through, the Majority Board has continued its entrenchment campaign with the latest filing of their preliminary proxy statement announcing Barnwell’s 2025 annual meeting on May 29, 2025, all in an effort to move forward their attacks in Delaware against me claiming, without merit, that the advance notice that the Sherwood Group submitted was invalid (See “Background to this Solicitation”) — a clear tactic by a Board who will do anything to save their skin and their paycheck from Barnwell at the expense of shareholders.

As further described in the “Background to this Solicitation,” the Sherwood Group sought to enjoin Barnwell from moving forward with the 2025 annual meeting until such time as the Consent Solicitation was complete and until a Delaware court rules that the Sherwood Group Advance Notice was in fact defective, which we do not believe it was. In order for the Consent Solicitation to be successful, Barnwell must receive unrevoked written consents signed and dated by the holders of a majority of the outstanding shares of Common Stock as of the close of business on the record date of the Consent Solicitation. This is obviously a much higher bar to surpass than what is required in connection with the 2025 annual meeting but the Sherwood Group believed they had to act fast to avoid the Company

____________

1        The breakdown of the holdings of the Sherwood Group, as of the Record Date, is as follows: (i) MRMP-Managers LLC, of which I am the Chief Investment Officer, is the beneficial owner of 2,767,995.138 shares of Common Stock; and (ii) the Ned L. Sherwood Revocable Trust, of which I am the sole trustee and beneficiary, is the beneficial owner of 238,038 shares of Common Stock, 100 shares of which are held of record.

slipping into insolvency given the rate at which the Majority Board was needlessly wasting Company funds to serve their own entrenchment purposes. That said, if the Consent Solicitation is not successful in receiving the necessary consents by May 13, 2025, the Sherwood Group will continue to support the voice of shareholders who are standing with it in the Consent Solicitation and move forward with the proposed nominees put forth in this proxy statement for the 2025 Annual Meeting so long as the Delaware Court allows it when it rules on the merits on or shortly after the trial set for May 13, 2025. This is why the Sherwood Group was forced to file this Proxy Statement. It was necessary to preserve the right to fight against the entrenchment actions of the incumbent directors Grossman, Kinzler and Horowitz. Without filing this preliminary proxy statement to preserve the option to nominate a slate for the 2025 annual meeting, then if the Consent Solicitation was not successful, shareholders would be left with no voice.

Since Barnwell continues to lose money, it makes no sense that the Majority Board is going to great lengths and spending significant Company resources to entrench themselves. The Majority Board claims they are protecting shareholders from the so-called “damaging actions” of the Sherwood Group, but it is the actions of the Majority Board that are in fact damaging Barnwell. A majority slate selected by the Sherwood Group, whether through the Consent Solicitation or the Proxy Statement, is the only way to save the Company moving forward.

As such, by the attached Proxy Statement, we are soliciting your proxy for the 2025 annual meeting in respect of the following matters:

1.      Election of (1) Brian Henry, (2) Heather Isidoro, (3) Benjamin Pierson, (4) Ned Sherwood and (5) Douglas Woodrum (together, the “Sherwood Group Nominees”) to serve as a director of the Company for a term of one year until the 2026 annual meeting (“Proposal 1”); and

2.      Ratification of the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent auditors for fiscal year ending September 30, 2025 (“Proposal 2”).

We believe our Sherwood Group Nominees will be objective, experienced and thoughtful directors who can help guide the Company to a business plan that we believe will lead to operational and financial success, for the benefit of all stockholders. Importantly, our Sherwood Group Nominees have expertise in the Company’s industry, significant finance experience, mergers & acquisitions expertise and substantial investment expertise. The Sherwood Group Nominees are committed to cutting costs and expenses, objectively considering all strategic alternatives available to the Company in order to maximize stockholder value and move Barnwell forward.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed GREEN universal proxy card today. The attached Proxy Statement and the enclosed GREEN universal proxy card are first being furnished to stockholders on or about May 5, 2025.

By supporting the Sherwood Group Nominees, we believe Barnwell stockholders can establish a Barnwell board that will act in the best interests of Barnwell stockholders. Whether or not you plan to attend the Barnwell 2025 annual meeting of stockholders, WE URGE YOU TO VOTE YOUR GREEN UNIVERSAL PROXY CARD “FOR” THE ELECTION OF THE SHERWOOD GROUP NOMINEES TODAY.

The Sherwood Group has retained Alliance Advisors to assist the Sherwood Group in communicating with Barnwell stockholders in connection with the proxy solicitation for the Barnwell 2025 annual meeting of stockholders and to assist in the Sherwood Group’s efforts to obtain proxies therefor. If you have any questions concerning this proxy statement or require any assistance in voting your GREEN universal proxy card, please contact our proxy solicitor: Alliance Advisors, The Overlook Corporate Center, 150 Clove Road, #400, Little Falls Township, NJ 07424 (Shareholders call toll-free: 1 (833) 215-7301, or Email: brn2025@allianceadvisors.com)

Thank you for your consideration,

Ned L. Sherwood

2025 Annual Meeting of Stockholders of

Barnwell Industries, Inc.

PROXY STATEMENT

OF

Ned L. Sherwood
MRMP-Managers LLC
Ned L. Sherwood Revocable Trust

PLEASE VOTE THE ENCLOSED GREEN UNIVERSAL PROXY CARD FROM THE SHERWOOD GROUP TODAY — BY PHONE, BY INTERNET OR BY SIGNING, DATING AND RETURNING THE GREEN UNIVERSAL PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

This Proxy Statement (“Proxy Statement”) and the enclosed GREEN universal proxy card are being furnished to shareholders of Barnwell Industries, Inc. (“Barnwell” or the “Company”) in connection with the solicitation of proxies by Ned L. Sherwood, MRMP-Managers LLC, and Ned L. Sherwood Revocable Trust (collectively, the “Sherwood Group”), to be used at the 2025 annual meeting of stockholders of Barnwell to be held virtually on May 29, 2025, including any adjournments or postponements therefore and any special meeting held in lieu thereof (the “2025 Annual Meeting”).

Barnwell has disclosed in its proxy statement that the 2025 Annual Meeting will be held on May 29, 2025 at 9:00 a.m. Hawaii Standard Time, and will be held virtually via live webcast. For details on how to attend the virtual 2025 Annual Meeting, please refer to the Company’s proxy statement (the “Barnwell Proxy Statement”). Definitive copies of this Proxy Statement and the enclosed GREEN universal proxy card are first being sent or given to the stockholders of Barnwell on or about May 5, 2025.

THIS SOLICITATION IS BEING MADE BY THE PARTICIPANTS AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The Sherwood Group is soliciting your proxy for the 2025 Annual Meeting in respect of the following matters:

1.      Election of (1) Brian Henry, (2) Heather Isidoro, (3) Benjamin Pierson, (4) Ned Sherwood and (5) Douglas Woodrum (together, the “Sherwood Group Nominees”) to serve as a director of the Company for a term of one year until the 2026 annual meeting (“Proposal 1”); and

2.      Ratification of the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent auditors for fiscal year ending September 30, 2025 (“Proposal 2”).

Except as set forth in this Proxy Statement, the Sherwood Group is not aware of any other matter to be considered at the 2025 Annual Meeting. However, if the Sherwood Group learns of any other proposals made at a reasonable time before the 2025 Annual Meeting, the Sherwood Group will either supplement this Proxy Statement and provide shareholders with an opportunity to vote by proxy directly on such matters or will not exercise discretionary authority with respect thereto. If other proposals are made thereafter, the persons named as proxies on the GREEN universal proxy card solicited by the Sherwood Group will vote such proxies in their discretion with respect to such matters. The Company has fixed April 14, 2025 as the record date for determining shareholders entitled to notice of and to vote at the 2025 Annual Meeting (the “Record Date”). Shareholders of record at the close of business on the Record Date will be entitled to vote at the 2025 Annual Meeting. According to the Barnwell Proxy Statement, the outstanding voting stock of Barnwell as of the Record Date consisted of 10,053,534 shares of common stock, par value $0.50 (the “Shares”). Each Share has one vote. The percentages of stock ownership reported herein are based on such 10,053,534 shares of Common Stock outstanding.

As of the date of this Proxy Statement, the Sherwood Group beneficially own an aggregate of 3,006,033.138 shares, representing approximately 29.90% of the Company’s outstanding Shares (based on information disclosed in the Barnwell Proxy Statement as of the Record Date). Mr. Henry is the beneficial owner of 40,000 shares of Common Stock, Mr. Pierson is the beneficial owner of 10,879 shares of Common Stock and Mr. Woodrum is the beneficial owner of 127,052 shares of Common Stock. Ms. Isidoro does not own any securities of the Company.

The Sherwood Group is seeking your proxy to vote “FOR” the election of (1) Brian Henry, (2) Heather Isidoro, (3) Benjamin Pierson, (4) Ned Sherwood and (5) Douglas Woodrum and to vote “WITHHOLD” the Company’s nominees and to vote “FOR” the Company’s ratification of the Company’s current auditors.

The Sherwood Group intend to vote all of their shares “FOR” the election of the Sherwood Group Nominees, “WITHHOLD” on the Company Nominees, and “FOR” the Company’s ratification of the Company’s current auditors.

Shareholders will have the ability to vote for up to five nominees on the Sherwood Group’s enclosed GREEN universal proxy card. If you receive a White universal proxy card or voting instruction form, there is no need to use the Company’s White Proxy card or voting instruction form, regardless of how you wish to vote. If you do vote on the White Proxy card or voting instruction form, and the Delaware Court requires the Company to use a universal proxy card, we urge you to vote “FOR” the Sherwood Group nominees and “WITHHOLD” on the Company Nominees. Shareholders are permitted to vote for any combination of (up to five total) the Sherwood Group Nominees, and the Company Nominees on the GREEN universal proxy card. However, if shareholders choose to vote on any of the Company Nominees, we recommend that shareholders “WITHHOLD” on the Company Nominees. We believe the best opportunity for the Sherwood Group Nominees to be elected is by voting “FOR” (1) Brian Henry, (2) Heather Isidoro, (3) Benjamin Pierson, (4) Ned Sherwood and (5) Douglas Woodrum, and to “WITHHOLD” on the Company Nominees, on the GREEN universal proxy card.

YOU MAY VOTE “FOR” UP TO FIVE NOMINEES IN TOTAL. IF YOU VOTE “FOR” AT LEAST ONE NOMINEE BUT FEWER THAN FIVE NOMINEES IN PROPOSAL 1, YOUR SHARES WILL ONLY BE VOTED “FOR” THOSE NOMINEES YOU HAVE SO MARKED. IF YOU VOTE “FOR” MORE THAN FIVE NOMINEES ON PROPOSAL 1 ON EITHER THE WHITE PROXY CARD OR THE GREEN VOTING INSTRUCTION FORM, YOUR VOTES ON PROPOSAL 1 WILL BECOME INVALID AND NOT BE COUNTED.

If you have already voted Barnwell’s white proxy card, you have every right to change your vote by voting your GREEN universal proxy card as of a later date, including by telephone or via the Internet. Only your latest dated proxy will count.

Importantly, if you hold your Barnwell shares with a broker, bank or other nominee, the broker, bank or other nominee must vote your Barnwell shares for you, but can do so only upon receipt of your specific instructions. Accordingly, please instruct the person responsible for your account to vote the GREEN universal proxy card FOR the election of the Sherwood Group Nominees today.

The mailing address of the principal executive offices of Barnwell is 1100 Alakea Street, Suite 500, Honolulu, Hawaii 96813.

We urge you to vote your GREEN universal proxy card “FOR” the Sherwood Group Nominees.

THIS PROXY STATEMENT IS BEING MADE BY THE PARTICIPANTS AND NOT BY OR ON BEHALF OF THE COMPANY OR THE BOARD. THE SHERWOOD GROUP URGES YOU TO SIGN, DATE AND RETURN THE GREEN UNIVERSAL PROXY CARD IN FAVOR OF THE PROPOSALS DESCRIBED HEREIN.

This Proxy Statement and our GREEN universal proxy card are available at:

https://web.viewproxy.com/mrmp/2025

IMPORTANT
PLEASE READ THIS CAREFULLY

If your shares of Common Stock are registered in your own name, please sign, date and return the enclosed GREEN universal proxy card in the postage-paid envelope provided.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only that nominee can exercise the right to consent with respect to the shares of Common Stock that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, broker firm, dealer, trust company or other nominee to execute a GREEN universal proxy card. Please follow the instructions to vote provided on the enclosed GREEN universal proxy card. If your bank, broker firm, dealer, trust company or other nominee provides for voting instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed GREEN universal proxy card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Sherwood Group, c/o/ Alliance Advisors, The Overlook Corporate Center, 150 Clove Road, #400, Little Falls Township, NJ 07424 (Stockholders call toll-free: 1 (833) 215-7301, or Email: brn2025@allianceadvisors.com), so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Execution and delivery of a vote by a record holder of shares of Common Stock will be presumed to be a vote with respect to all shares held by such record holder unless specified otherwise.

Only holders of record of shares of Common Stock as of the close of business on the Record Date will be entitled to vote. If you are a stockholder of record as of the close of business on the Record Date, you will retain your right to vote even if you sell your shares of Common Stock after the Record Date.

If you have any questions regarding your GREEN universal proxy card or need assistance in executing your vote, please contact Alliance Advisors (Stockholders call toll-free: 1 (833) 215-7301, Email: brn2025@allianceadvisors.com).

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND THE 2025 ANNUAL MEETING

The following are some of the questions you, as a stockholder, may have and answers to those questions. The following is not meant to be a substitute for the information contained in the remainder of this Proxy Statement, and the information contained below is qualified by the more detailed descriptions and explanations contained elsewhere in this Proxy Statement. We urge you to carefully read this entire Proxy Statement prior to making any decision on whether to grant any vote hereunder.

WHO IS MAKING THE SOLICITATION?

The solicitation is being made by the Participants. Mr. Sherwood currently is and has been for more than the past five years Chief Investment Officer of MRMP Managers LLC.

As of the date of this Notice, Mr. Sherwood beneficially owns together with the below named entities (collectively, the “Sherwood Group”) 3,006,033.138 shares of common stock of the Company (the “Common Stock”). The breakdown of the holdings of the Sherwood Group, as of the Record Date, is as follows: (i) MRMP-Managers LLC (“MRMP”), of which Mr. Sherwood is the Chief Investment Officer, is the beneficial owner of 2,767,995.138 shares of Common Stock; and (ii) the Ned L. Sherwood Revocable Trust, of which Mr. Sherwood is the sole trustee and beneficiary, is the beneficial owner of 238,038 shares of Common Stock, 100 shares of which are held of record. Together, the Sherwood Group’s holdings are 29.90% of the Company’s outstanding Common Stock. Mr. Henry is the beneficial owner of 40,000 shares of Common Stock, Mr. Pierson is the beneficial owner of 10,879 shares of Common Stock and Mr. Woodrum is the beneficial owner of 127,052 shares of Common Stock. Ms. Isidoro does not own any securities of the Company.

WHAT ARE WE ASKING THAT THE STOCKHOLDERS VOTE TO?

We are asking you to vote for the following:

1.      Election of (1) Brian Henry, (2) Heather Isidoro, (3) Benjamin Pierson, (4) Ned Sherwood and (5) Douglas Woodrum (together, the “Sherwood Group Nominees”) to serve as a director of the Company for a term of one year until the 2026 annual meeting (“Proposal 1”); and

2.      Ratification of the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent auditors for fiscal year ending September 30, 2025 (“Proposal 2”).

WHO ARE THE NOMINEES THAT WE ARE PROPOSING TO ELECT TO THE BOARD?

We are asking you to elect each of (1) Brian Henry, (2) Heather Isidoro, (3) Benjamin Pierson, (4) Ned Sherwood and (5) Douglas Woodrum, to serve as a director of Barnwell to serve on the Board of Directors until the 2026 annual meeting of the stockholders of the Company or his or her earlier resignation or removal. They are highly qualified, experienced and well-respected members of the business community who are committed to act in the best interests of Barnwell and its stockholders. With the exception of Mr. Sherwood and Mr. Pierson, none of these professionals currently has or has ever had any business or financial ties to the Sherwood Group or any of its affiliates.

For information regarding the Sherwood Group Nominees, please see the section titled “PROPOSAL 1 — ELECTION OF DIRECTORS” starting on page 13 of this Proxy Statement.

WHY ARE WE SOLICITING YOUR PROXY?

We are soliciting your proxy because we are disappointed with the Company and we believe the current Board has not taken actions to maximize shareholder value. This solicitation is being undertaken in order to elect the five Sherwood Group Nominees to the Board.

WHO IS ELIGIBLE TO VOTE ON THE PROPOSALS?

If you are a holder of Common Stock as of the close of business on the Record Date (as defined herein), you have the right to vote on the Proposals. Under Delaware law, the Record Date will be used to determine stockholders entitled to give their vote to the Proposals pursuant to this Proxy Statement.

WHAT SHOULD YOU DO TO VOTE FOR OUR PROPOSALS?

If your shares of Common Stock are registered in your own name, please submit your vote to us by signing, dating and returning the enclosed GREEN universal proxy card in the postage-paid envelope provided. If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only that nominee can exercise the right to vote with respect to the shares of Common Stock you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, broker firm, dealer, trust company or other nominee to execute a vote in favor of the Proposals with respect to the shares you beneficially own through such nominee. Please follow the instructions to vote provided on the enclosed GREEN universal proxy card. If your bank, broker firm, dealer, trust company or other nominee provides for instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed GREEN universal proxy card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Alliance Advisors, The Overlook Corporate Center, 150 Clove Road, #400, Little Falls Township, NJ 07424 (Stockholders call toll-free: 1 (833) 215-7301, or Email: brn2025@allianceadvisors.com), so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

WHOM SHOULD YOU CALL IF YOU HAVE QUESTIONS ABOUT THE SOLICITATION?

Please call Alliance Advisors (Stockholders call toll-free: 1 (833) 215-7301, or Email: brn2025@allianceadvisors.com).

IMPACT OF THE CONTEMPORANEOUS CONSENT SOLICITATION
ON THE 2025 ANNUAL MEETING

As discussed herein in the shareholder letter and the “Background to the Solicitation,” the Sherwood Group is currently soliciting consents in connection with the definitive Consent Solicitation Statement filed on March 14, 2025 (the “Consent Solicitation”). As a result of the fact that the effective deadline for the Sherwood Group to receive the requisite consent pursuant to the Consent Solicitation is May 13, 2025 coupled with the actions of the Company to set an annual meeting date on May 29, 2025 with no regard for the outcome of the Consent Solicitation, the Sherwood Group had to proceed with its proxy statement in connection with the 2025 annual meeting contemporaneous with the Consent Solicitation in order to preserve the voice of the shareholder in the election of directors. It is important for shareholders to understand that any consent they submit in connection with the Consent Solicitation has no bearing on their vote in connection with the proxy statement filed in connection with the 2025 annual meeting. As such, any proxy granted in this solicitation pursuant to this proxy statement will have no bearing on any previously-granted consent made pursuant to the Consent Solicitation (or consent revocation, to the extent applicable) and vice versa. Each solicitation acts on its own despite their contemporaneous existence.

If our Consent Solicitation is successful in full (i.e., if shareholders holding more than 50% of the Company’s common stock vote “FOR” ALL OF the Sherwood Group nominees outlined in the Consent Solicitation on the BLUE consent card and vote “FOR” removal of all of the incumbent directors, then, in this outcome, nominees, (i) James Cornell, (ii) Heather Isidoro, (iii) Stuart Oran, (iv) Ned L. Sherwood and (v) Greg Sullivan (the “Consent Solicitation Nominees”), will constitute the Board of Directors of the Company until the 2026 annual meeting of the Company. In this outcome, all incumbent directors including Kinzler, Grossman, Horowitz and Woodrum will be removed. If this occurs, the Sherwood Group will withdraw its proxy statement as it will not be necessary to elect directors at the 2025 annual meeting and the newly constituted Board will make decisions with respect to what matters need to be presented to stockholders in connection with the 2025 annual meeting.

It is also possible that the Sherwood Group will withdraw its proxy statement in connection with the 2025 annual meeting if the Consent Solicitation is successful in part (i.e., if shareholders holding more than 50% of the Company’s common stock vote “FOR” some but not all of the Sherwood Group nominees outlined in the Consent Solicitation) but that will be dependent on the actions of the newly constituted Board following the Consent Solicitation.

The Sherwood Group has received significant support to date in connection with the Consent Solicitation. To the extent the Consent Solicitation is not successful in full and no Consent Solicitation Nominees are elected to the Board of the Company, then the Sherwood Group would proceed with this proxy statement in connection with the 2025 annual meeting and would be soliciting shareholders to vote in support of the slate of directors outlined herein in order to effect change that the Sherwood Group believes is necessary. The ability of the Sherwood Group to proceed with the proxy statement in connection with the 2025 annual meeting will be subject to any ruling made by the Delaware court on or shortly after the trial scheduled for May 13, 2025.

REASONS TO VOTE FOR THE SHERWOOD GROUP NOMINEES

Owning stock in Barnwell has been a disappointment for many investors. Our sole objective is to put in place a Board that can execute a strategy that we believe will lead to a turnaround in financial performance and the realization of Barnwell’s potential. Our nominees are committed to adopting and overseeing a business strategy designed to create value for stockholders and objectively consider all strategic alternatives available to the Company in order to maximize stockholder value. This business strategy consists of (1) bringing in a fully independent board with proven leadership, (2) strategic use of tax assets and implementation of an acquisition strategy to leverage BRN’s tax loss carryforwards, (3) dramatically reducing overhead costs by closing Hawaiian offices and consolidating operations in Calgary, (4) significantly reducing legal expenses which have been used to entrench current leadership and streamlining administrative functions by eliminating duplicative staffing and systems and (5) bringing back to BRN a sharpened focus on value creation. The nominees put forth by this Proxy Statement include:

(1)    Brian Henry (mergers and acquisitions expertise),

(2)    Heather Isidoro (oil and gas expertise),

(3)    Benjamin Pierson (investment and oil and gas knowledge),

(4)    Ned Sherwood (over 40 years of private equity and general business expertise), and

(5)    Doug Woodrum (finance and operations) (together, the “Sherwood Group Nominees”).

We are confident that all Sherwood Group Nominees will work diligently to build shareholder value — not build their personal net wealth via excessive remuneration and perquisites. We have identified Sherwood Group Nominees to address the various disciplines and expertise that we believe are necessary for Barnwell to achieve success in the future. In our opinion, Barnwell has two main assets which need to be exploited: 1) oil and gas assets and operations; and 2) tax loss carryforwards. Additionally, we believe it is imperative that we dramatically reduce overhead and shut down extraneous money losing operations immediately. We believe our Sherwood Group Nominees will be objective, experienced and thoughtful directors who can help guide the Company to a business plan that will lead to operational and financial success, for the benefit of all shareholders. Such a plan will be devised by the newly reconstituted Board. Other than Mr. Sherwood and Mr. Pierson, our Nominees are independent of the Company, under the NYSE Listing Rules, and independent of the Sherwood Group.

The reason this Proxy Statement is critical is because Barnwell continues to lose money and, yet, under the supervision of current directors Messrs. Kinzler, Grossman and Horowitz, scarce Barnwell dollars are being wasted to pay law firms (in excess of 5 different law firms) and others to resist change, when all we have done is propose extremely qualified candidates to replace them.

Instead, the current Board has overseen declining financial and operational performance, in addition to a stock price that has continued to plummet. All of this is in addition to their blatant attack on stockholders. We believe the Company’s poor performance was not inevitable, but rather a direct result of the Board’s failure to execute on a strategy. We believe the Board made many missteps. For example:

•        As of Tuesday, April 22, 2025 (which was right before we filed this Proxy Statement), Barnwell’s share price was $1.43, giving the Company an approximate total market capitalization of $14.4 million (a decrease of over $9 million since the Sherwood Group purchased its first shares of Barnwell in 2012 at $2.95 per share when Barnwell had an approximate total market capitalization of $24 million). This represents an over 50% drop in share price since our initial purchase 12 ½ years ago.

•        The Company has engaged in value destroying business transactions at the hands of Kinzler. In December of 2022, Barnwell made an investment of $5,354,000 in a Texas and oil gas partnership (“Texas Investment”)–utilizing an extremely high percentage of the Company’s cash balances without, we understand, providing his Calgary oil and gas management team or the Board with any due diligence materials, until after Mr. Kinzler unilaterally signed and approved the transaction. Barnwell’s impairments on the Texas Investment, as reported in the Company’s February 14, 2025 earnings report, was $613,000. Coupled with the December 2023 impairments of $721,000 as reported in the Company’s 10-K for the fiscal year ended September 30, 2024, Barnwell’s impairments are 24.9% of the original purchase price for the Texas Investment.

•        The Company has underperformed its competitors. When comparing Barnwell to ten different competitors on an average of 15 different factors, competitors outperform Barnwell every time and beat Barnwell on approximately 70% of the factors (See https://www.marketbeat.com/stocks/NYSE/BRN/competitors-and-alternatives.)

•        The refusal to shut down the Hawaii office (where Kinzler is based) and take steps to streamline and consolidate operations in Canada;

•        The adoption of a poison pill without shareholder consent on January 27, 2025, that effectively precludes a shareholder or shareholder group from owning more than 20% of the Company’s stock; and

•        The amendment of the Company’s by-laws without shareholder consent, effective as of February 4, 2025, that effectively removed the ability of stockholders of record who hold at least 25% of the outstanding capital stock of the Company to call a special meeting.

We believe our Sherwood Group Nominees will be objective, experienced and thoughtful directors who can help guide the Company to a business plan that will lead to operational and financial success, for the benefit of all shareholders. Such a plan will be devised by the newly reconstituted Board. Importantly, our Sherwood Group Nominees have expertise in the Company’s industry, and public company board experience, with several of them having served as directors or officers of publicly traded companies. These Sherwood Group Nominees each will bring decades of knowledge from their prior operational roles and director positions onto the Board of the Company. Together, the Sherwood Group Nominees are well equipped to help the Company realize its full potential.

In light of Barnwell’s missteps for far too many years, and horrendous underperformance, we believe it is time for the Board to undergo a significant overhaul and for stockholders to bring in new directors that possess significant experience in oil and gas, finance, mergers & acquisitions, and investments, and have extensive experience as officers and/or directors of public companies and significant background and expertise in helping to build successful companies so that they can help all shareholders realize a return on their respective investment in Barnwell.

BACKGROUND TO THE SOLICITATION

The Sherwood Group initially invested in Barnwell because we believed the stock was undervalued and represented a potentially profitable investment opportunity. We recognized that the Company has been underperforming and mismanaged for years. But we believed then, and believe now, that significant value can be created for all stockholders through better management and oversight of the Company’s strategy, capital structure and operations.

As previously disclosed, the Sherwood Group entered into two prior Cooperation & Support Agreements with Barnwell, one in January of 2021 and one in January of 2023. The Sherwood Group has spent several years giving Mr. Kinzler and the current Board an opportunity to right the ship and, again and again, they have breached both prior Cooperation & Support Agreements; and spent time, energy and Barnwell resources on entrenchment tactics to fight us rather than even try to improve Barnwell’s performance and stock price. The Sherwood Group believes it is important to note that current director Douglas Woodrum and prior director who recently resigned, Laurance Narbut, made great efforts to fight against the actions of Messrs. Kinzler, Grossman and Horowitz and were repeatedly shut down for their efforts.2 The Sherwood Group has compromised and provided opportunity after opportunity, only for the current Board to ostracize the Sherwood nominees under the prior Cooperation & Support Agreements. A little bit of history will quickly reveal the patterns and tactics that the Sherwood Group is trying to put a stop to once and for all with the Consent Solicitation process, and now, this Proxy Statement.

January 2021 Cooperation Agreement:    On January 27, 2021, the Sherwood Group entered into a cooperation and support agreement (the “2021 Cooperation Agreement”) with the Company to settle the potential proxy contest pertaining to the election of directors to the Board at the Company’s 2021 annual meeting of stockholders. Pursuant to the 2021 Cooperation Agreement, the Company agreed to several covenants including that Barnwell would not establish or maintain an executive committee or another committee with similar powers of the Board during the standstill period without each of the Sherwood Group designees being appointed as a member of such committee.

October 2022: Barnwell Breaches 2021 Cooperation Agreement:    On October 17, 2022, Barnwell announced the execution of a Tax Benefits Preservation Plan, commonly known as a “poison pill” but with a low 4.95% ownership trigger (the “2022 poison pill”). The 2022 poison pill was just one example of an afront to the 2021 Cooperation Agreement. In addition, the Barnwell Board led by Mr. Kinzler (CEO at the time) continued to maintain a special committee of the Board that excluded the Sherwood Group board designees and decided on key corporate matters, in lieu of bringing matters to the full Board, in violation of the 2021 Cooperation Agreement. Mr. Kinzler and his 2022 poison pill voting block also kept Sherwood Group designees off customary board committees in contravention of the 2021 Cooperation Agreement. The Board’s misguided approach in 2022 to dealing with the Sherwood Group and other stockholders left the Sherwood Group with no choice at the time but to run a proxy contest at Barnwell’s 2023 annual meeting of stockholders. The Sherwood Group estimated that in 2022 alone legal fees and stockholder costs incurred by Barnwell, at Mr. Kinzler’s direction, to fight the Sherwood Group were approximately $1.5 million3. Not only did Kinzler and his voting block violate contracts with the Sherwood Group in 2022, they also had been making questionable investment decisions as detailed in “Reasons for this Solicitation.” The Sherwood Group was concerned Barnwell would spend millions more dollars fighting if a proxy contest was required and agreed to enter into the 2023 Cooperation Agreement (as defined below).

January 2023 Cooperation Agreement:    On January 21, 2023, the Sherwood Group entered into yet another cooperation and support agreement (the “2023 Cooperation Agreement”) with Alex Kinzler and Barnwell to settle the potential proxy contest pertaining to the election of directors to the Board at the Company’s 2023 annual meeting of stockholders and 2024 annual meeting of stockholders. Pursuant to the 2023 Cooperation Agreement, the Company agreed to nominate Messrs. Woodrum, Grossman and Kinzler, along with two new independent directors, Joshua Horowitz and Laurance Narbut, for election to the Board at the 2023 and 2024 annual meetings of stockholders. Once again, the Company agreed not to establish or maintain an executive committee or another committee with similar

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2        The Sherwood Group does not believe that Mr. Woodrum or Mr. Narbut have violated any fiduciary duties to the shareholders. In fact, Mr. Woodrum is included as a proposed nominee in this Proxy Statement, and the Sherwood Group believes the Majority Board took this opportunity, improperly and without evidence, to defame Mr. Woodrum and Mr. Narbut in a press release issued by the Company on February 25, 2025.

3        See page 46 of Barnwell’s 2022 Form 10-K, filed with the SEC on December 29, 2022.

powers of the Board during the standstill period without each of the 2023 Sherwood designees being appointed as a member of such committee. The Sherwood Group was also prohibited from purchasing shares that would cause its ownership position to exceed 30% of the outstanding common stock of the Company. This prohibition on purchases expired on January 21, 2025.

December 2024: Barnwell Breaches 2023 Cooperation Agreement:    As previously reported in Amendment No. 33 to the Sherwood Group’s Schedule 13D, the Sherwood Group proposed certain amendments to the 2023 Cooperation Agreement to the Board of the Company to avoid a costly proxy fight, including proposals regarding directors to be nominated to the Board. In addition to such proposed director nominations, the Sherwood Group offered to extend the existing 2023 Cooperation Agreement and offered to purchase any additional shares directly from the Company rather than in open market purchases. Certain proposals were put forth by the Reporting Persons on December 5, 2024 (“December 5 Proposal”) and December 16, 2024 (“December 16 Proposal”). On December 9, 2024 (“December 9 Communication”), the Sherwood Group received confirmation of receipt of its December 5 Proposal along with questions, and such confirmation indicated a “Special Committee of the Board” had been appointed. The Sherwood Group was informed that Mr. Grossman and Mr. Horowitz were the members of a “Special Committee.” The Sherwood Group’s communication back to the Board responded to the Board’s questions in good faith and requested additional information regarding the purpose or necessity of the “Special Committee” referenced in the December 9 Communication. After an additional follow-up on December 11, 2024, the “Special Committee” communicated that such a committee was permissible because it was ad hoc in nature and had no executive authority (i.e., that it was essentially powerless).

After receiving no feedback from the Board regarding the December 5 Proposal, the Sherwood Group submitted the December 16 Proposal. Despite prior questions and representations received regarding the power of the “Special Committee,” the presence and “authority” of the “Special Committee” continued to be asserted when the Sherwood Group received an outright rejection of the December 16 Proposal without including the full Board on its communication. Moreover, the supposed “rejection” of the December 16 Proposal by the “Special Committee” purported to be an exercise of power reserved to the Company’s Board by a “Special Committee” that had previously represented it lacked executive authority. The Sherwood Group sent a letter to the Board inquiring, among other things, as to the authority granted to the Special Committee. On January 17, 2025, legal counsel (Mr. Grossman’s brother from the law firm Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”)) contacted counsel to the Sherwood Group confirming that Skadden had been retained by the “Special Committee.” As a result of the actions of the “Special Committee” and its clear material breach of the Agreement, counsel for the Sherwood Group sent a letter to the Board on January 21, 2025 (“January 21 Communication”) informing the Board of the material breach. Under the terms of the 2023 Cooperation Agreement, a material breach that is incapable of being cured terminates the 2023 Cooperation Agreement. As a result of the termination, the Sherwood Group was no longer obligated to the terms of the 2023 Cooperation Agreement. In addition to communicating the breach of the Agreement, the January 21 Communication made a books and records request under Section 220 of the Delaware General Corporation Law.

January 2025: Barnwell implements Second Poison Pill & Thwarts Stockholder Rights to Call a Special Meeting:    Given prohibitions against the Sherwood Group’s ability to purchase shares under the 2023 Cooperation Agreement expired on January 21, 2025, Messrs. Kinzler, Grossman and Horowitz resorted to familiar 2022 tactics and, on January 27, 2025, Barnwell announced a rights plan (the “2025 poison pill”). The adoption of the 2025 poison pill which was, according to Barnwell’s own press release, “Designed to Prevent “Creeping” Control by 30% Shareholder” clearly was aimed at materially adversely affecting the Sherwood Group. In fact, the Sherwood Group is the only one immediately impacted by the plan. Other stockholders who currently own less than 20% of the outstanding Common Stock would also be impacted as they would be restricted from acquiring a 20% stake in the Company without the consent of the Board. Barnwell did all of this despite disclosure by the Sherwood Group in Amendment No. 34 to the Sherwood Group Schedule 13D that the Sherwood Group has no intent to engage in a control transaction. The only intention of the Sherwood Group is to put a functioning board in place to grow stockholder value. Then, in addition to adopting the 2025 poison pill, and in an effort to shut down all efforts of stockholders, the “Special Committee” and its interested director, Kinzler, voted to adopt an amendment to the Company’s bylaws that prohibits stockholders from calling a special meeting. Given representations made by the Special Committee and Mr. Kinzler in settlement discussions regarding Mr. Kinzler having 25% of the vote by including shares of the Magaro family and others (despite the absence of SEC filings disclosing any such “group”), it is not clear what impact this has on the 2025 poison pill. The Sherwood Group sent a books and records request under Section 220 of the Delaware General Corporation Law on February 18, 2025 (“February 18 220 Demand”) inquiring about this but has received no response to the February 18 220 Demand.

February 2025 Advance Notice:    With no acceptable resolution or settlement forthcoming, the Sherwood Group undertook the necessary actions under the Company’s bylaws, the submission of a notice during the appropriate nomination window and pursuant to Section 1.13(A)(2) of the Company’s bylaws (an “Advance Notice”), to ensure that Barnwell stockholders would have a choice in the upcoming 2025 Annual Meeting: to stay the course with the existing Board or go with a new Board that includes up to five directors nominated by the Sherwood Group. The Advance Notice put forth the following nominees: (i) existing director Douglas Woodrum, (ii) Heather Isidoro (a highly experienced oil and gas professional who is also on the slate for the Consent Solicitation), (iii) Brian Henry (a seasoned M&A executive), (iv) Ben Pierson (an investment professional with over 20 years of experience as well as extensive oil and gas expertise) and (v) Ned Sherwood (who is also on the slate for the Consent Solicitation) (together, the “Advance Notice Slate”). In earlier discussions around a proposed settlement, Mr. Sherwood presented, the nominees comprising the Advance Notice Slate to the Special Committee (consisting of Grossman and Horowitz); they rejected Mr. Sherwood’s proposal.

The response from Barnwell, including the Special Committee (consisting of Grossman and Horowitz) and the Executive Committee (consisting of Kinzler, Grossman and Horowitz), repeatedly found fault with the proposed nominees. Finally, in response to the Advance Notice — but after the proper notice period had expired — the Executive Committee responded on February 24, 2025 alleging defects in the form and content of the Advance Notice (the “Advance Notice Response”), and ominously noting that the Executive Committee “is strongly inclined to declare the [Advance Notice] invalid and disqualify the Sherwood Nominees.”

Among the alleged defects of the Advance Notice were failure to disclose the 5% owners of the Common Stock, while acknowledging that the information already appeared in the Company’s 10-K/A filing, an estimate of the costs incurred to date by the Sherwood Group, and a description of any employees of the Sherwood Group that would be engaged in the solicitation. We believe that these issues are among the type commonly raised by incumbent boards in resisting stockholder choice. In addition, the Advance Notice Response made further allegations and gross assumptions related to share ownership of the proposed director nominees, including falsely alleging the existence of a “group” as well as making baseless and inappropriate threats to trigger the 2025 poison pill.

This response from the Executive Committee, in effect, was that Barnwell stockholders should not have a choice for the upcoming 2025 annual meeting. Instead, the incumbent board should be allowed to remain in place for another year without challenge. And, in fact, as outlined below, the Executive Committee did just that.

March 4 Consent Solicitation:    As all stockholders can clearly see by the background that led up to the Consent Solicitation, the Sherwood Group has tried to reason and compromise with the existing Board. The Sherwood Group did make such compromises in 2021 and 2023, and in both cases, Barnwell breached such agreements, continued to extract increased compensation for Kinzler and Grossman and advocated in both cases to implement poison pills, among other bylaw amendments, to disenfranchise stockholders. In addition, Barnwell has failed to execute on a strategy, which has led to declining performance and declining stock price. Even after all of this, Mr. Sherwood made repeated attempts to settle with the existing Board in an effort to save costs, even offering for Mr. Horowitz to remain on the Board as a compromise and providing a potential Board seat for Mr. Kinzler to nominate another director. Repeatedly, the Special Committee insisted that Grossman, Kinzler and Horowitz should all be entitled to remain on the Board. Again and again, the Special Committee proposed slates in settlement discussions that always included Grossman, Kinzler and Horowitz despite repeated objections from Mr. Sherwood. Their continued and repeated objections to highly qualified candidates proposed by Mr. Sherwood in the Advance Notice led Mr. Sherwood to the belief that a Consent Solicitation was the best path forward to allow the stockholders of the Company to choose the next path for the Company. The Sherwood Group identified five nominees, four of which are completely independent from the Sherwood Group (and three of which were completely different from the Advance Notice Slate in order to shut down inappropriate tactics on the part of the Special Committee, including their baseless and inappropriate threats to trigger the 2025 poison pill). Again, the Sherwood Group was forced to choose a different slate of directors for the Consent Solicitation consisting of directors who did not hold shares of Barnwell given the Special Committee’s threats to trigger the 2025 poison pill. The Sherwood Group wanted to try to ensure the Special Committee could not use inappropriate tactics to thwart a proper Consent Solicitation. The nominees put forth in the Consent Solicitation include (i) James Cornell (extensive operating experience and oil and gas experience), (ii) Heather Isidoro (oil and gas experience), (iii) Stuart Oran (operating experience and extensive public company board service), (iv) Ned L. Sherwood (over 40 years of private equity and general business expertise) and (v) Greg Sullivan (extensive public company finance, having been the CFO or COO for three publicly-traded companies) (the “Consent Solicitation Slate”). The Consent Solicitation Slate has over 172 years of combined experience.

March 5 Disqualification by the Company of the Sherwood Group Advance Notice Slate:    Despite the fact that the Board did not reject the Sherwood Group Advance Notice Slate on February 24, 2025, by a press release dated March 5, 2025, Barnwell announced that it did in fact “Disqualif[y] Ned Sherwood’s Board Nominees.” This announcement, of course, conveniently followed the Sherwood Group’s filing of the March 4 Consent Solicitation and such blatant disqualification had nothing to do with the background or qualifications of the Advance Notice Slate and appears to represent a strategy by the Executive Committee to continue its entrenchment campaign. Although the Advance Notice Response was received after the proper nomination window closed, and therefore Barnwell should have been precluded from alleging any such defects without also allowing Mr. Sherwood proper and ample time to address their allegations, Mr. Sherwood diligently responded on March 10, 2025, supplementing the Advance Notice to address all alleged defects (the “Amended Advance Notice”) as more fully discussed below.

March 10 Advance Notice Amendment:    While Mr. Sherwood is proceeding forward with the Consent Solicitation and the Consent Solicitation Slate, Mr. Sherwood remains concerned about the repeated actions taken by existing directors Kinzler, Grossman and Horowitz to entrench themselves for another year at shareholder expense. Also, Mr. Sherwood is concerned that continued antics by the Special Committee and Executive Committee will thwart his efforts to allow for a proper shareholder vote through this consent solicitation process that could ultimately result in their removal. As such, the Sherwood Group believed it was imperative to preserve their rights pursuant to the previously submitted Advance Notice which required the Sherwood Group to maintain the Advance Notice Slate (despite the fact that it differs from the Consent Solicitation Slate). As such, on March 10, 2025, Mr. Sherwood submitted the Amended Advance Notice. The Amended Advance Notice rejected the Executive Committee’s outright rejection of Mr. Sherwood’s Advance Notice Slate and proceeded to supplement the Advance Notice to address all alleged defects. To the extent the Consent Solicitation is not successful, as a result of actions of Kinzler, Grossman and Horowitz to entrench themselves or for any other reason, the Sherwood Group would be required to move forward with a proxy contest in connection with the 2025 annual meeting which is further described below.

By letter dated March 11, 2025, the Executive Committee acknowledged the receipt of the additional requested information contained in the Amended Advance Notice, but advised that in its view the information was “untimely.” This response made clear that there was no circumstance under which the Executive Committee was going to allow the Advance Notice Slate to be presented at the Company’s annual meeting, absent a court compelling it to do so after expensive litigation and delays.

It was clear from the Company’s response to the Advance Notice and Amended Advance Notice that there would be significant litigation costs incurred on both sides in a dispute over including the nominees in the Advance Notice in the Company’s proxy statement. This has come to fruition as further described below and as briefly noted in the Company’s latest preliminary proxy statement filing on April 14, 2025 (without using a universal proxy card to include the Sherwood Group nominees). As such, the Sherwood Group is forced to pursue the consent solicitation process as well as this proxy solicitation process as it believes these actions are in the best interests of all shareholders.

March 14, 2025 Definitive Consent Solicitation:    The Sherwood Group filed its definitive Consent Solicitation after incorporating comments from the Securities& Exchange Commission.

March 26, 2025 Delaware Litigation Commenced by Barnwell:    Without any regard to the preliminary consent solicitation statement filed by the Sherwood Group on March 4, 2025 or any appreciation for hearing out the voice of the Barnwell stockholders in the consent solicitation process, Barnwell and its “Executive Committee” consisting of the three amigos, Kinzler, Grossman and Horowitz hired TWO more expensive law firms and proceeded to file an action in Delaware on March 26, 2025 seeking an expedited determination as to whether the Sherwood Group complied with Barnwell’s advance notice bylaw.

April 2, 2025 Delaware Court Ruling:    On April 2, 2025, the Delaware Court denied the motion to expedite the litigation altogether. Given the annual meeting date had not yet been set as of April 2, 2025 and the Sherwood Group had not officially initiated the instant proxy contest, the Court found the claim was not “ripe” and refused to rule as to whether the Advance Notice or Amended Advance Notice was defective. The Court also noted that no judicial intervention would be necessary at all if the Consent Solicitation is successful.

April 14, 2025 Barnwell Preliminary Proxy Statement Filing:    In a desperate attempt to move their entrenchment efforts forward, the “Executive Committee” filed a preliminary proxy statement on April 14, 2025 without following universal proxy rules, announcing an annual meeting date of May 29, 2025 and claiming they were justified in the same because they had conveniently and without merit rejected the Advance Notice and Amended

Advance Notice of the Sherwood Group. With no surprise, Barnwell put forth the three amigos on their slate (Kinzler, Grossman and Horowitz), the Company’s CEO who was unfairly manipulated into joining their slate and a fifth candidate who had previously served on the Barnwell board, Phil McPherson. Of, course, Barnwell fails to disclose that Mr. McPherson was previously the CFO and Director of Citadel Exploration Inc. (2014 through March 2021) whereby Mr. McPherson was rejected as Barnwell’s Audit Committee Chairman due to his own acknowledgement of failures to install a system of effective internal controls over financial reporting as stated in Citadel’s Exploration Inc.’s 10-K and that Mr. McPherson ultimately left Citadel in 2021 after failing to file Citadel’s 2019 and 2020 10-Ks. It is interesting that Barnwell did not disclose in this “preliminary” proxy statement filing which director would assume the chairperson of the Audit Committee from respected director Douglas Woodrum.

April 21, 2025 Sherwood Group files for Temporary Restraining Order:    As a result of Barnwell’s filing of the April 14, 2025 preliminary proxy statement, it became clear that Barnwell was going to push forward with holding the 2025 annual meeting despite the ongoing Consent Solicitation. Moreover, given Barnwell’s refusal to acknowledge the Sherwood Group nominees and include them on a universal proxy card, the Sherwood Group was left with no real option but to seek to enjoin Barnwell’s continued march towards what it is portraying as an uncontested election for directors at the 2025 Annual Meeting. To that end, and working over the Easter holiday weekend, on April 21, 2025, the Sherwood Group filed its Answer and Counterclaims and Third-Party Claims alleging that Barnwell, acting through its Executive Committee, has wrongfully rejected the Advance Notice and Amended Advance Notice as untimely and has asserted claims against the members of the Executive Committee (Directors Kinzler, Grossman, and Horowitz) alleging a breach of the duty of loyalty for improperly seeking to entrench themselves and inequitably wielding the Company’s bylaws to deprive shareholders of a voice in the governance of their Company. In addition to the claims, the Sherwood Group is seeking the issuance of a temporary restraining order to enjoin Barnwell from (a) filing or distributing further proxy materials related to the 2025 annual meeting, or (b) convening the Barnwell 2025 annual meeting until such time as the consent solicitation is complete (which is currently anticipated to be on or around May 13, 2025) and until the Court actually makes a determination regarding the Advance Notice submitted by us. On April 23, the Court of Chancery ordered that the Company and the director defendants file any opposition to the motion for TRO on or before Friday, April 25 and that the Sherwood Group file any reply in support of the motion for TRO on Monday, April 28. The Court will determine whether it needs oral argument on the motion.

Given the deadlines in connection with the universal proxy rules, the Sherwood Group was required to file this preliminary proxy statement that includes the slate of directors proposed in the Advance Notice even though the Sherwood Group believes its Consent Solicitation Slate will be successful. The Sherwood Group was required to do this in order to preserve its voice as an approximately 30% shareholder as well as other shareholder rights’ who have already spoken in the Consent Solicitation to have a VOICE at the 2025 annual meeting. The incumbent directors are happy to leave you no choice by rejecting the Sherwood Group Advance Notice on a whim (coupled with all of their other entrenchment efforts).

April 28, 2025 Approval of Expedited Hearing:    On April 28, 2025, the Delaware Court declined to grant the Sherwood Group’s TRO but agreed to expedite the hearing regarding the Sherwood Group’s Advance Notice. The Court has set a trial date of May 13, 2025 to determine whether the Company properly rejected the Sherwood Group’s Advance Notice. The outcome of this hearing will determine whether the Sherwood Group can continue to solicit proxies in connection with the 2025 annual meeting.

April 29, 2025:    The Sherwood Group filed its revised preliminary proxy statement with the SEC. The Sherwood Group anticipates filing its final proxy statement on or around May 5, 2025.

PROPOSAL 1 — ELECTION OF DIRECTORS

Based on the Barnwell Proxy Statement, along with other public filings and material contained on the Company’s website, five directors are to be elected to the Board at the 2025 Annual Meeting. The Sherwood Group recommends that shareholders elect (1) Brian Henry, (2) Heather Isidoro, (3) Benjamin Pierson, (4) Ned Sherwood and (5) Douglas Woodrum as directors of the Company at the 2025 Annual Meeting. We therefore urge shareholders to vote “FOR” (1) Brian Henry, (2) Heather Isidoro, (3) Benjamin Pierson, (4) Ned Sherwood and (5) Douglas Woodrum and to “WITHHOLD” on the Company Nominees.

Brian Henry, Heather Isidoro, Benjamin Pierson, Ned Sherwood and Douglas Woodrum have consented to being named in a Proxy Statement relating to the 2025 Annual Meeting as a nominee and to serving as a director of the Company if elected. If elected, the initial term of Brian Henry, Heather Isidoro, Benjamin Pierson, Ned Sherwood and Douglas Woodrum will be to serve until the 2026 annual meeting of stockholders. We have no knowledge of any facts that would prevent a final determination by the Board that each of Brian Henry, Heather Isidoro and Douglas Woodrum is independent in accordance with the corporate governance standards of the Company, the pertinent listing standards of NYSE and under paragraph (a)(1) of Item 407 of Regulation S-K. Brian Henry, Heather Isidoro, Benjamin Pierson, Ned Sherwood and Douglas Woodrum satisfies all qualifications required by the Delaware General Corporation Law (the “DGCL”) to be a director of the Company.

The Sherwood Group believes that Brian Henry, Heather Isidoro, Benjamin Pierson, Ned Sherwood and Douglas Woodrum’s significant expertise and long track record and successful business experience will be invaluable to Barnwell as it works to overcome its challenges. Furthermore, because we believe that many of these challenges relate to the Barnwell’s corporate governance practices and lack of accountability, we believe that the addition of motivated independent directors, including Brian Henry, Heather Isidoro and Douglas Woodrum, would help to bring an ownership mentality to the boardroom and increase transparency and accountability. As members of the Board, Brian Henry, Heather Isidoro, Benjamin Pierson, Ned Sherwood and Douglas Woodrum would seek to help the Company improve performance by enhancing corporate governance practices, fixing operations and strategy and improving capital allocation.

The Sherwood Group intends to vote all of their Shares “FOR” Brian Henry, Heather Isidoro, Benjamin Pierson, Ned Sherwood and Douglas Woodrum and to “WITHHOLD” on the Company Nominees.

Biographies of the Sherwood Group Nominees are included below:

Brian Henry, Age 66

Brian Henry has 34 years of experience in the development and execution of strategic acquisitions and divestitures, initially as a leveraged finance banker at PaineWebber Incorporated from August 1985 to November 1990, and subsequently as a member of the executive leadership team at Terex Corporation from November 1990 through December 2019. After exiting low margin truck trailer and forklift businesses through divestitures, Terex executed over 50 acquisitions growing its remaining construction and mining equipment businesses from $501 million in sales, $12.8 million in operating profit and -3.79 EPS in 1995 to $9.1 billion in sales, $960 million in operating profit, and $6.00 EPS in 2007. Following the 2009-10 financial crisis that severely reduced construction activity, through a series of 2015-2019 divestitures Terex focused its portfolio on its highest return businesses, repaid debt and repurchased ~35% of its shares. This led to today’s de-levered, stable business with 2024 sales of $5.1 billion, operating profit of $542 million and EPS of $4.96. Mr. Henry received his BA in Economics from Georgetown University in 1980, and his Masters in Management with Distinction from Northwestern University in 1985.

Mr. Henry will bring to the Board his extensive mergers and acquisition experience.

Heather Isidoro, Age 48

Ms. Isidoro has 25 years of experience in the energy industry, the last 20 focused on business development. She brings a broad range of energy industry experience, specializing in acquisitions and divestitures, reserves valuations, and financial modelling. Ms. Isidoro is an independent director and Chair of the Reserves and ESG committee of Helium Evolution, President of the Petroleum Acquisitions and Divestitures Association, and a Trustee of the University of Saskatchewan Engineering Advancement Trust. She has a B.Sc. in Geological Engineering from the University of Saskatchewan and an MBA from Athabasca University. In addition, Ms. Isidoro has completed the

Not-For-Profit Board Governance Essentials program from The Institute of Corporate Directors and the Rotman School of Management. Presently and since 2002 (including the last five years), Ms. Isidoro currently owns her own consulting company, Square 1 Advisory Inc.

Ms. Isidoro will bring to the Board her oil and gas industry experience and her experience in public companies.

Benjamin Pierson, Age 46

A professional investor with more than 20 years of investment experience across public and private markets. Mr. Pierson is currently President and Chief Investment Officer for the Sherwood Family Office and focuses on private investments for the Sherwood Family Office, a position he has held since 2021. Prior to this, he spent five years at Wafra, Inc, a $25+ billion asset management firm owned by the Social Security Plan of Kuwait. While at Wafra, Mr. Pierson sat on the Alternative Investment Division’s Investment Committee and helped manage all asset classes including public equity, private equity, venture capital, real assets including oil & gas, hedge funds, and secondary markets. Prior to Wafra, Mr. Pierson spent over 10 years as an investment professional at public markets-focused fund of hedge funds. Mr. Pierson earned his B.A. from Hamilton College and his M.B.A. from Cornell Johnson Graduate School of Management.

Mr. Pierson will bring to the Board his investment expertise and oil and gas industry knowledge.

Ned L. Sherwood, Age 75

Mr. Sherwood currently is and has been for more than the past five years Chief Investment Officer of MRMP-Managers LLC. Prior to that, Mr. Sherwood co-founded ZS Fund, L.P. in 1985, of which he is the Chairman Emeritus. Mr. Sherwood joined W. R. Grace & Co. in 1975 as a vice president in the Office of Strategic Projects, a group specializing in the evaluation and divestiture of various W. R. Grace & Co. business units. In 1981, Mr. Sherwood joined AEA Investors, Inc., where he led a number of successful acquisitions until his departure to co-found ZS Fund L.P. Mr. Sherwood has served as a director on a number of public company boards, including Consolidated Stores Corporation (now Big Lots, Inc.) (1984), Market Facts, Inc. (1996), Kaye Group, Inc. (1996), Colorado Prime, Inc. (1988), Southern Electronics, Inc. (1986), Mazel Company (1991), Niagara Frontier Services, Inc. (now Tops Markets) (1984), Sun Television and Electronics, Inc. (1987) and ChinaCast Education Corporation, a post-secondary education and e-learning services provider in the People’s Republic of China (2009 to 2012). Mr. Sherwood graduated magna cum laude from the Wharton School at the University of Pennsylvania where he received the Herbert T. Steuer Memorial Award for the Most Outstanding Wharton Student.

Mr. Sherwood will bring to the Board extensive experience in both public and private equity investing, and his public company experience.

Douglas Woodrum, Age 67

Doug Woodrum has been a director of Barnwell since 2020. Mr. Woodrum also serves as a Director of Liberated Syndication, Inc., a podcast hosting and targeted advertising company from 2021 to present; and previously served as a Director of MarkerScout, a private insurance distribution and underwriting company from 2002 to June 2023 and Chief Financial Officer and Director of ChinaCast Education Corporation, a post- secondary and e-learning service provider in China from 2012 – 2016. Mr. Woodrum was appointed Director of ChinaCast Education Corporation, a China-based post-secondary education enterprise in January 2012 and was appointed CFO in March 2012. Shortly after being appointed CFO, Mr. Woodrum discovered fraud. From 2012 – 2016 Mr. Woodrum assisted in the recovery of several million dollars for its creditors. In late 2016 the shareholders and creditors requested and approved a Chapter 11 bankruptcy filing. From 2016 – 2018, during the bankruptcy period, Mr. Woodrum led the recovery of several additional millions of dollars for ChinaCast’s creditors. In late 2018, ChinaCast received court approval to close the bankruptcy proceedings. Portfolio analyst of Jayhawk Capital Management, a private equity firm focused on small and medium-sized businesses operating in China from 2006 – 2009. Chief Financial Officer of CNET Networks, Inc., a publicly traded on-line media company from 1997 – 2005. Chief Financial Officer of Heritage Media Corporation, a publicly traded diversified media company from 1993 – 1996. Mr. Woodrum received his B.B.A. in finance and accounting from the University of Iowa in 1979.

Mr. Woodrum will bring to the Board extensive experience as a CFO of two significant public companies and a member of Barnwell’s Board for four years.

Stockholders are directed to refer to the Company’s Proxy Statement for the information required by Item 7 of Schedule 14A with regard to the Company’s nominees. Stockholders can access the Company’s Proxy Statement and any other relevant documents disclosing this information, without cost, on the SEC’s website at www.sec.gov.

Additional Sherwood Group Nominee Information

None of the organizations or corporations referenced in this section, “PROPOSAL 1 — ELECTION OF DIRECTORS,” is a parent, subsidiary or other affiliate of Barnwell. If elected, each of the Sherwood Group Nominees (other than Mr. Sherwood and Mr. Pierson) will be considered an independent director of Barwell under applicable NYSE Listing Rules and under Item 407(a) of Regulation S-K.

The Sherwood Group Nominees could be considered to have an indirect interest in this Proposal 1 (Election of the Sherwood Group Nominees as Directors), as described in further detail herein. Other than as set forth in this Proxy Statement, no Sherwood Group Nominee, or any associate of any Sherwood Group Nominee, has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2025 Annual Meeting.

Unlike the other proposed nominees, Mr. Woodrum is an existing director on the Board of the Company (and has served in this role since 2020) and was previously a nominee of the Sherwood Group in connection with the 2023 Cooperation Agreement. Mr. Woodrum was not nominated for inclusion on the Company’s slate of directors and, to the knowledge of the Sherwood Group, has no other affiliation with the Company other than as disclosed herein.

No Sherwood Group Nominee will receive any compensation from the Sherwood Group or its affiliates for his or her services as director of the Company if elected. If elected, the Sherwood Group Nominees will be entitled to such compensation from the Company as is consistent with the Company’s then-established practices for services of non-employee directors.

Each of the Sherwood Group Nominees has consented to being named as a nominee in this Proxy Statement and has confirmed his or her willingness to serve on the Board if elected. The Sherwood Group does not expect that any of the Sherwood Group Nominees will be unable to stand for election, but in the event that a vacancy in the slate of Sherwood Group Nominees should occur unexpectedly, the shares of Common Stock represented by the GREEN universal proxy card will be voted for a substitute candidate selected by the Sherwood Group. If the Sherwood Group determines to add nominees, whether because the Company expands the size of the Board subsequent to the date of this Proxy Statement or for any other reason, the Sherwood Group will supplement this Proxy Statement). Stockholders should be advised that any attempt of the Sherwood Group to nominate a new candidate or a replacement candidate may be subject to limitations, including pursuant to the Company’s advance notice by-laws, and such limitations may prevent the Sherwood Group from making such nominations.

The principal business of MRMP is to invest in securities, and the principal business of Mr. Sherwood is to serve as Chief Investment Officer of MRMP and to serve as trustee of the Ned L. Sherwood Revocable Trust. The principal business of each Sherwood Group Nominee is disclosed in this Section.

The principal business address of Ned L. Sherwood, MRMP and Ned L. Sherwood Revocable Trust is 151 Terrapin Point, Vero Beach, Florida 329639. The business address of each other Sherwood Group Nominee is: (i) Brian Henry — 570 Sea Oak Drive, Vero Beach, FL 32963, (ii) Heather Isidoro — 18 Panatella Hts NW, Calgary, Alberta T3K0N4 Canada, (iii) Benjamin Pierson — 29 Broadview Avenue, Madison, NJ 07940 and (iv) Douglas Woodrum — 154 Great Circle Drive, Mill Valley, CA 94941.

Each of the Sherwood Group Nominees is a citizen of the United States, other than Ms. Isidoro, who is a citizen of Canada.

As of the Record Date: (i) MRMP, of which Mr. Sherwood is the Chief Investment Officer, is the beneficial owner of 2,767,995.138 shares of Common Stock; and (ii) the Ned L. Sherwood Revocable Trust, of which Mr. Sherwood is the sole trustee and beneficiary, is the beneficial owner of 238,038 shares of Common Stock, 100 shares of which are held of record. Together, the Sherwood Group’s holdings are 29.90% of the Company’s outstanding Common Stock.

As of the Record Date: (i) Mr. Henry is the beneficial owner of 40,000 shares of Common Stock, (ii) Mr. Pierson is the beneficial owner of 10,879 shares of Common Stock and (iii) Mr. Woodrum is the beneficial owner of 127,052 shares of Common Stock. Ms. Isidoro does not own any securities of the Company.

Please see Annex I for all transactions in the Common Stock effectuated by the Sherwood Group Nominees during the past two years.

The Sherwood Group is not part of a “group” with the Sherwood Group Nominees. There is no agreement, arrangement, understanding or otherwise between the Sherwood Group Nominees and the Sherwood Group to act in concert for the purpose of acquiring, holding or disposing of any Company securities, and the Sherwood Group and the Sherwood Group Nominees are not acting in concert to acquire, hold or dispose of any Company securities.

Except as set forth in this Proxy Statement (including the Annex hereto), (i) during the past ten years, no Sherwood Group Nominee has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Sherwood Group Nominee in this Proxy Statement directly or indirectly beneficially owns any securities of Barnwell; (iii) no Sherwood Group Nominee owns any securities of Barnwell which are owned of record but not beneficially; (iv) no Sherwood Group Nominee has purchased or sold any securities of Barnwell during the past two years; (v) no part of the purchase price or market value of the securities of Barnwell owned by any Sherwood Group Nominee is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Sherwood Group Nominee is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of Barnwell, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Sherwood Group Nominee owns beneficially, directly or indirectly, any securities of Barnwell; (viii) no Sherwood Group Nominee owns beneficially, directly or indirectly, any securities of any parent or subsidiary of Barnwell; (ix) no Sherwood Group Nominee or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of Barnwell’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which Barnwell or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Sherwood Group Nominee or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by Barnwell or its affiliates, or with respect to any future transactions to which Barnwell or any of its affiliates will or may be a party; and (xi) no person, including any of the Sherwood Group Nominee, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this Proxy Statement. Except as set forth in this Proxy Statement, there are no material proceedings to which any Sherwood Group Nominee or any of his, her or its associates is a party adverse to Barnwell or any of its subsidiaries or has a material interest adverse to Barnwell or any of its subsidiaries. With respect to each of the Sherwood Group Nominee, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all such reports they file. Since January 1, 2023, Mr. Sherwood did not have any late Form 4 filings.

WE STRONGLY URGE YOU TO VOTE “FOR” THE ELECTION OF BRIAN HENRY, HEATHER ISIDORO, BENJAMIN PIERSON, NED SHERWOOD AND DOUGLAS WOODRUM AND TO WITHHOLD ON THE COMPANY NOMINEES BY SIGNING, DATING AND RETURNING YOUR GREEN UNIVERSAL PROXY CARD TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF WEAVER AND TIDWELL, L.L.P. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2025

As discussed in further detail in the Barnwell Proxy Statement, the Audit Committee of the Barnwell Board appointed Weaver and Tidwell, L.L.P. to serve as Barnwell’s independent registered public accounting firm for the fiscal year ending September 30, 2025, and the Barnwell Board recommends that the Barnwell stockholders ratify the selection of Weaver and Tidwell, L.L.P. to serve as the independent registered public accounting firm of Barnwell for fiscal year 2025.

Please refer to the Barnwell proxy statement for a discussion of such proposal.

WE URGE YOU TO VOTE “FOR” PROPOSAL 2.

Other Matters

As of the date of this proxy statement, the Sherwood Group does not know of any other matters to be presented for approval by Barnwell stockholders at the Annual Meeting. If, however, other matters are properly presented, and you have properly voted the GREEN universal proxy card or GREEN voting instruction form, the named proxies will vote the Barnwell common stock represented thereby in accordance with their discretion pursuant to the authority granted in the proxy, subject to applicable law.

VOTING AND PROXY PROCEDURES

The enclosed GREEN universal proxy card may be executed only by holders of record of shares of Common Stock on the Record Date. If you were a shareholder of record on the Record Date, you will retain your voting rights at the 2025 Annual Meeting even if you sell your shares of Common Stock after the Record Date. Accordingly, it is important that you vote the shares of Common Stock held by you on the Record Date, or grant a proxy to vote your shares of Common Stock on the GREEN universal proxy card, even if you sell your shares of Common Stock after the Record Date. The shares of Common Stock represented by each GREEN universal proxy card that is properly executed and returned to the Sherwood Group will be voted at the 2025 Annual Meeting in accordance with the instructions marked thereon.

Assuming that the Sherwood Group is permitted by the Delaware Court to present its nominees at the 2025 Annual Meeting and all such nominations have not been withdrawn, the election of directors will be considered a contested election and, as provided under Article I, Section 1.7 of the Bylaws of the Company, directors will be elected on a plurality basis. In the event the 2025 Annual Meeting is a contested election this means that, the five director nominees receiving the greatest number of votes cast “FOR” their election will be elected. “WITHHOLD” votes and any broker non-votes will be counted for purposes of determining if there is a quorum at the 2025 Annual Meeting for this vote but will not be counted as votes cast and will result in the applicable nominee(s) receiving fewer votes cast “FOR” such nominee(s).

If you have signed the GREEN universal proxy card and no marking is made, you will be deemed to have given a direction with respect to all of the shares of Common Stock represented by the GREEN universal proxy card (i) to vote “FOR” the election of Brian Henry, Heather Isidoro, Benjamin Pierson, Ned Sherwood and Douglas Woodrum, and to “WITHHOLD” on the Company Nominees and (ii) vote “FOR” Proposal 2. The Sherwood Group will vote in accordance with your instructions provided on the GREEN universal proxy card that is signed and returned, subject to the conditions discussed below.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only that nominee can exercise the right to vote with respect to the shares of Common Stock you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to vote to the Proposals to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to vote provided on the enclosed GREEN universal proxy card. If your bank, broker firm, dealer, trust company or other nominee provides for voting instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed GREEN universal proxy card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Alliance Advisors, The Overlook Corporate Center, 150 Clove Road, #400, Little Falls Township, NJ 07424 (Stockholders call toll-free: 1 (833) 215-7301, or Email: brn2025@allianceadvisors.com), so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed. If you are a record holder you can indicate your vote electronically or by telephone as set forth on the universal proxy card.

If your shares of Common Stock are registered in your own name, please submit your GREEN universal proxy card to us today by signing, dating and returning the enclosed GREEN universal proxy card in the postage-paid envelope provided.

If you have any questions regarding your GREEN universal proxy card or need assistance in executing your consent, please contact Alliance Advisors (Stockholders call toll-free: 1 (833) 215-7301, or Email: brn2025@allianceadvisors.com).

APPRAISAL/DISSENTER RIGHTS

Stockholders are not entitled to appraisal or dissenters’ rights under Delaware law in connection with the Proposals or this Proxy Statement.

SOLICITATION OF PROXIES

The Sherwood Group will bear the entire expense of preparing and mailing this proxy statement and the total expenditures relating to our solicitation of GREEN universal proxy cards to vote at the Annual Meeting, including costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors and accountants, public relations, transportation and litigation. The Sherwood Group may solicit your proxy by mail, courier service, telephone, email, social media, Internet, facsimile, newspapers and other publications and personal solicitation. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward our proxy materials to customers for whom such persons hold shares of Barnwell common stock, and the Sherwood Group will reimburse them for their reasonable out-of-pocket expenses for doing so.

Alliance Advisors, our proxy solicitation firm, has been retained to assist in this solicitation. Alliance Advisors will receive aggregate fees estimated not to exceed $50,000 for its services, plus reimbursement of reasonable out-of-pocket expenses. Alliance Advisors may be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Alliance Advisors estimates it will utilize approximately 25 employees in its solicitation efforts.

The Sherwood Group currently estimates that our solicitation expenses will be approximately $200,000, excluding costs of any litigation.

The actual amount could be higher or lower depending on the facts and circumstances arising in connection with any such solicitation. The total expenditures incurred by the Sherwood Group to date in connection with this solicitation are approximately $75,000. The Sherwood Group may seek reimbursement from Barnwell for the costs and expenses incurred in connection with this solicitation but does not intend to submit the question of such reimbursement to a vote of securityholders of the Company.

The Sherwood Group and the Sherwood Group Nominees intend to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of the Sherwood Group Nominees.

REVOCATION OF PROXIES

Only your latest dated proxy will be counted. If you were a Barnwell stockholder of record as of the Record Date, you may revoke or change your proxy instructions at any time prior to the vote at the 2025 Annual Meeting:

•        By Telephone or Internet — instruct the Sherwood Group by telephone or via the Internet as to how you would like your shares of Barnwell common stock to be voted by following the instructions on the GREEN universal proxy card or instruct Barnwell in accordance with Barnwell’s instructions.

•        By Mail — submit a properly executed, subsequently dated GREEN universal proxy card, deliver a written notice of revocation to Alliance Advisors at brn2025@allianceadvisors.com or to the Corporate Secretary of Barnwell in accordance with Barnwell’s instructions, or submit a white proxy card to Barnwell in accordance with Barnwell’s instructions.

•        In Person — attend the Annual Meeting and revoke your proxy by voting in person.

Although a revocation is effective if delivered to Barnwell, the Sherwood Group requests that either the original or a copy of any revocation be delivered to Alliance Advisors at brn2025@allianceadvisors.com, so that the Sherwood Group may be aware of all revocations and can more accurately determine if and when the requisite votes for the election of the Sherwood Group Nominees has been received. The Sherwood Group may contact Barnwell stockholders who have revoked their proxies.

Please note that if you hold your shares of Barnwell common stock with a broker, bank or other nominee, you must follow the instructions set forth in the voting instruction forms provided by your broker, bank, other nominee or plan trustee to revoke or change your proxy instructions.

If you have already voted a proxy card, it is not too late to change your vote — simply (i) instruct the Sherwood Group by telephone or via the Internet as to how you would like your shares of Barnwell common stock to be voted by following the instructions on the GREEN universal proxy card, (ii) submit a properly executed, subsequently dated GREEN universal proxy card, (iii) deliver a written notice of revocation to Alliance Advisors or the Corporate Secretary of Barnwell, or (iv) attend the Annual Meeting and vote in person.    Only your latest dated proxy will be counted.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements. All statements contained in this Proxy Statement that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this Proxy Statement that are not historical facts are based on current expectations, speak only as of the date of this Proxy Statement and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Sherwood Group. Although the Sherwood Group believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of this Proxy Statement, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included in this Proxy Statement will prove to be accurate and therefore actual results could differ materially from those set forth in, contemplated by, or underlying those forward looking statements. In light of the significant uncertainties inherent in the projected results and forward-looking statements included in this Proxy Statement, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Except to the extent required by applicable law, the Sherwood Group will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements in this Proxy Statement to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Information Concerning Barnwell

Certain information regarding the compensation of directors and executive officers, certain shareholders’ beneficial ownership of more than 5% of the Company’s voting securities, and certain other matters regarding the Company and its officers and directors is required to be contained in the Company’s Proxy Statement. Certain other information regarding the 2025 Annual Meeting, as well as procedures for submitting proposals for consideration at the 2025 annual meeting of shareholders of the Company, is also required to be contained in the Company’s Proxy Statement. Please refer to the Company’s Proxy Statement to review this information. Please note that because the Sherwood Group was not involved in the preparation of the Company’s Proxy Statement, the Sherwood Group cannot reasonably confirm the accuracy or completeness of certain information contained in the Company’s Proxy Statement. We will provide any previously omitted information in a supplement filed as a revised definitive proxy statement. The Sherwood Group anticipates that additional information related to the foregoing information, as well as other important information, will be available in the Company’s Proxy Statement, which should be available on the SEC’s website at https://www.sec.gov.

The information concerning the Company and the proposals referenced in the Company’s Proxy Statement contained in this Proxy Statement has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although the Sherwood Group has no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement that are made in reliance upon publicly available information are inaccurate or incomplete, to date we have not had access to the books and records of the Company related to such information and statements, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements. All information relating to any person other than the Sherwood Group Nominees is based only on the knowledge of the Sherwood Group.

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS REQUIRED TO BE INCLUDED IN THE COMPANY PROXY STATEMENT RELATING TO THE 2025 ANNUAL MEETING BASED ON OUR RELIANCE ON RULE 14A-5(C) UNDER THE EXCHANGE ACT. THIS DISCLOSURE INCLUDES CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND DIRECTOR COMPENSATION, INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES OF THE BOARD, INFORMATION CONCERNING CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, INFORMATION ABOUT SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT, INFORMATION ABOUT THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, INFORMATION ON HOW TO ATTEND THE 2025 ANNUAL MEETING AND VOTE IN PERSON, INFORMATION CONCERNING THE PROCEDURES FOR SUBMITTING STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS INTENDED FOR CONSIDERATION AT THE 2026 ANNUAL MEETING AND FOR CONSIDERATION FOR INCLUSION IN THE COMPANY’S PROXY MATERIALS FOR THAT MEETING, AND INFORMATION ABOUT THE COMPANY’S CODE OF ETHICS. WE TAKE NO RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF ANY INFORMATION THAT WE EXPECT TO BE CONTAINED IN THE PRELIMINARY OR DEFINITIVE COMPANY PROXY STATEMENT. EXCEPT AS OTHERWISE NOTED HEREIN, THE INFORMATION IN THIS PROXY STATEMENT CONCERNING THE COMPANY HAS BEEN TAKEN FROM OR IS BASED UPON DOCUMENTS AND RECORDS ON FILE WITH THE SEC AND OTHER PUBLICLY AVAILABLE INFORMATION. STOCKHOLDERS ARE DIRECTED TO REFER TO THE COMPANY PROXY STATEMENT FOR THE FOREGOING INFORMATION. STOCKHOLDERS CAN ACCESS THE COMPANY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS DISCLOSING THIS INFORMATION, WITHOUT COST, ON THE SEC’S WEBSITE AT WWW.SEC.GOV, OR BY WRITING TO THE COMPANY’S CORPORATE SECRETARY, C/O BARNWELL INDUSTRIES, INC., 1100 ALAKEA STREET, SUITE 500, HONOLULU, HAWAII, 96813.

SPECIAL INSTRUCTIONS

Please review this proxy statement and the enclosed materials carefully. YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares of Barnwell common stock you own.

1.      If your shares of Barnwell common stock are registered in your own name, please sign, date and mail the enclosed GREEN universal proxy card today to the Sherwood Group, c/o Alliance Advisors, The Overlook Corporate Center, 150 Clove Road, #400, Little Falls Township, NJ 07424 in the postage-paid envelope provided or instruct the Sherwood Group by telephone or via the Internet today as to how you would like your shares of Barnwell common stock voted by following the instructions on the GREEN universal proxy card.

2.      If your shares of Barnwell common stock are held in the name of a broker, bank or other nominee, only such institution can exercise the right to vote with respect to the shares of Barnwell common stock that you beneficially own through it and only upon receipt of your specific instructions. Accordingly, it is important that you promptly give instructions to your broker, bank or other nominee to vote in favor of the election of the Sherwood Group Nominees and the other proposals. Please follow the instructions to vote provided on the GREEN voting instruction form provided by your broker, bank or other nominee. If your broker, bank or other nominee provides for voting instructions to be delivered by telephone or via the Internet, instructions will be included on the GREEN voting instruction form. We encourage you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to our proxy solicitor, Alliance Advisors at brn2025@allianceadvisors.com so that we will be aware of all instructions given and can attempt to ensure such instructions are followed.

3.      After voting the enclosed GREEN universal proxy card or GREEN voting instruction form, we urge you NOT to vote Barnwell’s white proxy card or voting instruction form because only your last dated proxy or voting instruction will be counted.

4.      If you have already voted Barnwell’s white proxy card, you have every right to change your vote. Only your latest dated proxy will count. You may revoke any proxy already sent to Barnwell by signing, dating and returning the enclosed GREEN universal proxy card in the postage-paid envelope provided. Proxies may also be revoked at any time prior to exercise by: (i) instructing the Sherwood Group by telephone or via the Internet as to how you would like your shares of Barnwell common stock to be voted by following the instructions on the GREEN universal proxy card, (ii) submitting a properly executed, subsequently dated GREEN universal proxy card, (iii) delivering a written notice of revocation to Alliance Advisors or the Corporate Secretary of Barnwell, or (iv) attending the Annual Meeting and voting in person.

If you have any questions or require any assistance in placing your vote, please contact Alliance Advisors, The Overlook Corporate Center, 150 Clove Road, #400, Little Falls Township, NJ 07424 (Stockholders call toll-free: 1 (833) 215-7301, or Email: brn2025@allianceadvisors.com).

Delivery Information

According to the Barnwell Proxy Statement, Barnwell has adopted a procedure approved by the SEC called householding. Under this procedure, Barnwell stockholders who have the same address and last name and have not previously requested electronic delivery of proxy materials or otherwise provided instructions to the contrary will receive a single set of proxy materials for all stockholders having that address, with each stockholder continuing to receive separate proxy cards. This procedure reduces printing costs and postage fees.

If you do not wish to participate in householding, please contact Broadridge Financial Solutions by calling their toll-free number at (866) 540-7095 or through Broadridge Financial Solutions, Attn.: Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and a separate copy of the proxy materials will be promptly delivered to your address. If you are currently receiving multiple sets of the proxy materials and wish to receive only one, you may use the same contact information to opt into householding.

Beneficial stockholders may request information about householding from their banks, brokers or other holders of record; however, because the Annual Meeting involves a contested proxy solicitation, we understand that banks, brokers and other such holders of record will not be householding the Sherwood Group proxy materials.

Important Notice Regarding the Availability of this Proxy Statement

This Proxy Statement and all other solicitation materials in connection with this Proxy Statement are available on the Internet, free of charge, at https://web.viewproxy.com/mrmp/2025.

Conclusion

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed GREEN universal proxy card today.

Thank you for your support,

Ned L. Sherwood
MRMP-Managers LLC
Ned L. Sherwood Revocable Trust
May 2, 2025

ANNEX I

TRANSACTIONS BY THE SHERWOOD GROUP NOMINEES IN THE SECURITIES OF THE BARNWELL INDUSTRIES, INC. DURING THE PAST TWO YEARS

This Annex I sets forth information with respect to each purchase and sale of shares of Common Stock that were effectuated by a Sherwood Group Nominee, or affiliates of a Sherwood Group Nominee, during the past two years. Unless otherwise indicated, all transactions were effectuated in the open market through a broker.

Nature of the Transaction	Amount of Securities Purchased	Date of Purchase
NED SHERWOOD
Purchase of Common Stock by MRMP-Managers LLC	814	04/03/2023
Purchase of Common Stock by MRMP-Managers LLC	106	04/03/2023
Purchase of Common Stock by MRMP-Managers LLC	400	04/03/2023
Purchase of Common Stock by MRMP-Managers LLC	300	04/03/2023
Purchase of Common Stock by MRMP-Managers LLC	25,000	04/03/2023
Purchase of Common Stock by MRMP-Managers LLC	25,000	04/03/2023
Purchase of Common Stock by MRMP-Managers LLC	25,000	04/03/2023
Purchase of Common Stock by MRMP-Managers LLC	25,000	04/03/2023
Purchase of Common Stock by MRMP-Managers LLC	156	04/03/2023
Purchase of Common Stock by MRMP-Managers LLC	2,205	04/03/2023
Purchase of Common Stock by MRMP-Managers LLC	97,524	04/03/2023
Purchase of Common Stock by MRMP-Managers LLC	25,000	04/18/2023
Purchase of Common Stock by MRMP-Managers LLC	900	04/18/2023
Purchase of Common Stock by MRMP-Managers LLC	1,000	04/18/2023
Purchase of Common Stock by MRMP-Managers LLC	1,924	04/18/2023
Purchase of Common Stock by MRMP-Managers LLC	333	04/18/2023
Purchase of Common Stock by MRMP-Managers LLC	2,000	04/18/2023
Purchase of Common Stock by MRMP-Managers LLC	200	04/18/2023
Purchase of Common Stock by MRMP-Managers LLC	600	04/18/2023
Purchase of Common Stock by MRMP-Managers LLC	900	04/18/2023
Purchase of Common Stock by MRMP-Managers LLC	870	04/18/2023

Annex I-1

Nature of the Transaction	Amount of Securities Purchased	Date of Purchase
Purchase of Common Stock by MRMP-Managers LLC	100	04/18/2023
Purchase of Common Stock by MRMP-Managers LLC	1,000	04/18/2023
Purchase of Common Stock by MRMP-Managers LLC	1,439	04/18/2023
Purchase of Common Stock by MRMP-Managers LLC	32,612	04/18/2023
Purchase of Common Stock by MRMP-Managers LLC	3,366	04/19/2023
Purchase of Common Stock by MRMP-Managers LLC	100	04/19/2023
Purchase of Common Stock by MRMP-Managers LLC	232	04/19/2023
Purchase of Common Stock by MRMP-Managers LLC	200	04/19/2023
Purchase of Common Stock by MRMP-Managers LLC	500	04/19/2023
Purchase of Common Stock by MRMP-Managers LLC	5,843	04/19/2023
Purchase of Common Stock by MRMP-Managers LLC	105,180	05/25/2023
Purchase of Common Stock by MRMP-Managers LLC	1,210	05/26/2023
Purchase of Common Stock by MRMP-Managers LLC	63,242	05/26/2023
Purchase of Common Stock by MRMP-Managers LLC	38,297	08/15/2023
Purchase of Common Stock by MRMP-Managers LLC	4,868	08/16/2023
Purchase of Common Stock by MRMP-Managers LLC	20,676	08/17/2023
Purchase of Common Stock by MRMP-Managers LLC	81,676	08/31/2023
Purchase of Common Stock by MRMP-Managers LLC	17,750	09/01/2023
Purchase of Common Stock by MRMP-Managers LLC	24,198	09/06/2023
Purchase of Common Stock by MRMP-Managers LLC	19,619	09/07/2023
Purchase of Common Stock by MRMP-Managers LLC	21,151	09/08/2023
Purchase of Common Stock by MRMP-Managers LLC	22,517	10/13/2023
Purchase of Common Stock by MRMP-Managers LLC	28,093	10/16/2023
Purchase of Common Stock by MRMP-Managers LLC	23,395	10/17/2023
Purchase of Common Stock by MRMP-Managers LLC	14,890	11/14/2023
Purchase of Common Stock by MRMP-Managers LLC	11,720	11/15/2023
Purchase of Common Stock by MRMP-Managers LLC	2,435	11/16/2023

Annex I-2

Nature of the Transaction	Amount of Securities Purchased	Date of Purchase
Purchase of Common Stock by MRMP-Managers LLC	27,502	11/27/2023
Purchase of Common Stock by MRMP-Managers LLC	1,857	11/28/2023
Purchase of Common Stock by MRMP-Managers LLC	1,360	11/29/2023
Purchase of Common Stock by MRMP-Managers LLC	71,050	04/15/2024
Purchase of Common Stock by MRMP-Managers LLC	6,711	04/16/2024
Purchase of Common Stock by MRMP-Managers LLC	10,650	04/17/2024
Purchase of Common Stock by MRMP-Managers LLC	44,439	04/18/2024
Purchase of Common Stock by MRMP-Managers LLC	5,011	04/19/2024
Purchase of Common Stock by MRMP-Managers LLC	2,700	04/22/2024
Purchase of Common Stock by MRMP-Managers LLC	17,048	04/24/2024
Purchase of Common Stock by MRMP-Managers LLC	21,276	04/25/2024
Purchase of Common Stock by MRMP-Managers LLC	6,524	05/06/2024
Purchase of Common Stock by MRMP-Managers LLC	352	05/07/2024
Purchase of Common Stock by MRMP-Managers LLC	1,906	05/08/2024
Purchase of Common Stock by MRMP-Managers LLC	18,034	05/20/2024
Purchase of Common Stock by MRMP-Managers LLC	3,451	05/21/2024
Purchase of Common Stock by MRMP-Managers LLC	1,001	05/22/2024
Purchase of Common Stock by MRMP-Managers LLC	3,205	05/29/2024
Purchase of Common Stock by MRMP-Managers LLC	1,210	05/30/2024
Purchase of Common Stock by MRMP-Managers LLC	24,011	05/31/2024
BRIAN HENRY
Purchase of Common Stock	2,300	01/23/2023
Purchase of Common Stock	200	01/23/2023
Purchase of Common Stock	1,900	02/10/2023
Purchase of Common Stock	5,000	01/22/2025
Purchase of Common Stock	2,500	01/22/2025
Purchase of Common Stock	2,500	01/23/2025
Purchase of Common Stock	2,500	01/23/2025
Purchase of Common Stock	2,500	01/23/2025

Annex I-3

Nature of the Transaction	Amount of Securities Purchased	Date of Purchase
BENJAMIN PIERSON
Purchase of Common Stock	5,000	04/24/2024
Purchase of Common Stock	47	05/16/2024
Purchase of Common Stock	4,953	05/17/2024
Purchase of Common Stock	800	06/21/2024
Purchase of Common Stock	300	06/21/2024
Purchase of Common Stock	83	07/10/2024
Purchase of Common Stock	989	07/10/2024
Purchase of Common Stock	1,000	07/17/2024
Purchase of Common Stock	1,500	09/18/2024
Purchase of Common Stock	1,800	09/19/2024
Purchase of Common Stock	440	09/19/2024
Purchase of Common Stock	14	09/20/2024
Purchase of Common Stock	1,800	09/19/2024
Purchase of Common Stock	100	09/19/2024
Purchase of Common Stock	1,100	09/23/2024
Purchase of Common Stock	342	09/24/2024
Purchase of Common Stock	14	09/25/2024
Purchase of Common Stock	1,500	09/26/2024
Purchase of Common Stock	2,300	09/26/2024
Purchase of Common Stock	2,100	09/27/2024
Purchase of Common Stock	1,200	09/27/2024
Purchase of Common Stock	17	09/30/2024
Purchase of Common Stock	1,850	09/30/2024
Purchase of Common Stock	1,400	10/02/2024
Purchase of Common Stock	1,950	10/02/2024
Purchase of Common Stock	1,840	10/09/2024
Purchase of Common Stock	1,850	10/14/2024
Purchase of Common Stock	1,800	10/16/2024
Purchase of Common Stock	2,420	10/17/2024
Purchase of Common Stock	1,800	10/21/2024
Purchase of Common Stock	64	10/24/2024
Purchase of Common Stock	320	10/28/2024
Purchase of Common Stock	1,350	11/07/2024
Purchase of Common Stock	1,480	11/07/2024
Purchase of Common Stock	2,850	11/25/2024
Sale of Common Stock	(16,309)	02/27/25
Sale of Common Stock	(21,185)	02/28/25
DOUGLAS WOODRUM
Purchase of Common Stock	100,000	06/14/2022
Shares Issued for Director Fees	20,691	2023
Shares Issued for Director Fees	6,361	2024

Annex I-4

GREEN PROXY CARD BARNWELL INDUSTRIES, INC. ANNUAL MEETING OF STOCKHOLDERS May 29, 2025 at 9:00 a.m. Hawaii Time THIS PROXY IS SOLICITED ON BEHALF OF THE PARTICIPANTS. THE BOARD OF DIRECTORS OF BARNWELL INDUSTRIES, INC. IS NOT SOLICITING THIS PROXY. The undersigned, revoking all prior proxies heretofore given, hereby appoints Ned L. Sherwood and Benjamin Pierson, and each of them, as proxies, attorneys and agents, with full power of substitution, to vote all shares of common stock of Barnwell Industries, Inc., a Delaware corporation, that the undersigned would be entitled to vote at the Annual Meeting of Stockholders scheduled to be held on May 29, 2025 at 9:00 a.m. Hawaii Time, including at any adjournments, postponements, or continuations thereof, with all powers that the undersigned would possess if personally present. This GREEN proxy card, when properly executed will be voted in accordance with your instructions. If you vote on Proposal 1 “FOR” at least one but no more than five nominees, your shares will only be voted “FOR” those nominees you have so marked. If you vote on Proposal 1 “FOR” more than five nominees, all of your votes on Proposal 1 will be invalid and none of your votes on Proposal 1 will be counted. If you do not vote on Proposal 1 for any nominee, your shares will be voted “FOR” the election of the Sherwood Group Nominees. If you do not mark a vote on Proposal 2, your shares will be voted “FOR” Proposal 2. The named proxies will vote in their discretion on any other matters (including the election of any substitute or alternate nominee designated by any such proxy in the event any director nominee named herein is unwilling or unable to serve or for good cause will not serve) that may properly come before the Annual Meeting, including any adjournments, postponements, or continuations thereof. (Continued and to be marked, dated, and signed on the other side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. If you have questions or require any assistance with voting your shares, please contact the Sherwood Group’s proxy solicitor listed below: ALLIANCE ADVISORS 150 Clove Rd. #400 Little Falls Township, NJ 07424 Toll-Free: 1 (833) 215-7301 Email: brn2025@allianceadvisors.com Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 29, 2025: The Proxy Statement is available at: https://web.viewproxy.com/MRMP/2025

Please mark your votes like this THE SHERWOOD GROUP (“SHERWOOD GROUP”) RECOMMENDS A VOTE “FOR” ONLY EACH OF THE FIVE SHERWOOD GROUP NOMINEES SET FORTH BELOW. If you vote “FOR” more than five nominees, all of your votes on Proposal 1 will be invalid and none of your votes on Proposal 1 will be counted. Proposal 1. To elect FIVE directors to serve until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified – Vote “FOR” up to five nominees in total. If you vote “FOR” at least one but no more than five nominees, your shares will only be voted “FOR” those nominees you have so marked. SHERWOOD GROUP NOMINEES: FOR WITHHOLD (1A) Brian Henry (1B) Heather Isidoro (1C) Benjamin Pierson (1D) Ned Sherwood (1E) Douglas Woodrum BARNWELL NOMINEES OPPOSED BY SHERWOOD GROUP: (1F) Kenneth S. Grossman (1G) Craig D. Hopkins (1H) Joshua S. Horowitz (1I) Alexander C. Kinzler (1J) Philip J. McPherson DO NOT PRINT IN THIS AREA (Stockholder Name & Address Data) THE SHERWOOD GROUP RECOMMENDS A VOTE “FOR” PROPOSAL 2. Proposal 2. To ratify the selection of Weaver and Tidwell, L.L.P., to serve as Barnwell’s independent registered public accounting firm for fiscal year 2025. FOR AGAINST ABSTAIN NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person. Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) Date Signature Title Signature (Joint Owners) CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. As a stockholder of Barnwell Industries, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 28, 2025. PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone. INTERNET Vote Your Proxy on the Internet: Go to https://AALvote.com/MRMPAM Have your GREEN proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1-866-804-9616 Use any touch-tone telephone to vote your proxy. Have your GREEN proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your GREEN proxy card, then detach it, and return it in the postage-paid envelope provided.